RULE 10F-3 TRANSACTIONS REPORT
                 ------------------------------
            January 1, 2001 through December 31, 2001
     Affiliated Underwriter: Banc of America Securities, LLC


                                    SECURITY   DATE                                    PRINCIPAL          PRICE              % OF
                                     (1),(2) OFFERING   PURCHASE                        SHARES             PAID      % OF    FUND
               ISSUER                (3),(4) COMMENCED    DATE        SELLING BROKER*  PURCHASED   PRICE  BY FUND    ISSUE  ASSETS
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

NATIONS SEPARATE ACCOUNT TRUST

NATIONS SEPARATE ACCOUNT TRUST
BALANCED ASSETS
Safeway Inc.                              1   02/28/01  02/28/01       Morgan Stanley   15,000      99.81  $14,972   0.00%  0.17%
Kellogg Co.                               3   03/23/01  03/23/01       Salomon Smith    15,000      99.71  $14,956   0.00%  0.17%
                                                                         Barney
NATIONS SEPARATE ACCOUNT TRUST
HIGH YIELD BOND
AT&T Wireless                             3   03/01/01  03/01/01       Salomon Smith    55,000      99.65  $54,808   0.00%  0.48%
                                                                         Barney


NATIONS SEPARATE ACCOUNT TRUST
SMALL COMPANY
Global Power                              1   05/17/01  05/17/01      CS First Boston      180      20.00   $3,600   0.00%  0.03%
VANS                                      1   05/23/01  05/23/01       Merrill Lynch       620     $23.15  $14,353   0.00%  0.14%
Unilab Corporation                        1   06/05/01  06/05/01      CS First Boston      300     $16.00   $4,800   0.00%  0.05%
The Phoenix Companies, Inc                1   06/19/01  06/19/01       Morgan Stanley    2,096     $17.50  $36,680   0.00%  0.36%

NATIONS SEPARATE ACCOUNT TRUST
BALANCED ASSETS
Public Service Electric Group Power,
6.875%, 04/15/2006                        1   04/09/01  04/09/01       Morgan Stanley   15,000      99.48  $14,922   0.00%  0.19%

NATIONS SEPARATE ACCOUNT TRUST
ASSET ALLOCATION
Boeing Capital, 5.65%, 05/15/2006         1   05/03/01  05/03/01      CS First Boston   15,000      99.82  $14,973   0.00%  0.18%
Worldcom, Inc. , 7.50%, 05/15/2011        1   05/09/01  05/09/01      JP Morgan Chase   15,000      98.90  $14,836   0.00%  0.18%
National Rural Utilities, 6.00%,          1   05/16/01  05/16/01        Lehman Bros     20,000      99.54  $19,908   0.00%  0.23%
05/15/2006
Harrahs Operating Co., Inc.,              1   06/07/07  06/07/01      Salomon Smith      5,000      99.57   $4,979   0.00%  0.06%
7.125%, 06/01/2007                                                       Barney

Wellpoint Health Network, 6.375%,         1   06/12/01  06/12/01      Salomon Smith      8,000      99.77   $7,982   0.00%  0.09%
06/15/2006                                                               Barney

NATIONS SEPARATE ACCOUNT TRUST
HIGH YIELD BOND
Calpine Canada Energy Fiance              1   04/20/01  04/20/01      CS First Boston   60,000      99.77  $59,861   0.00%  0.54%
Triad Hospitals Inc.                      3   04/20/01  04/20/01       Merrill Lynch    55,000     100.00  $55,000   0.01%  0.50%
Hilton Hotels                             1   05/08/01  05/08/01      CS First Boston   60,000      98.85  $59,310   0.02%  0.51%
Owens & Manor, Inc.                       3   06/22/01  06/22/01        Lehman Bros     60,000     100.00  $60,000   0.03%  0.49%


NATIONS SEPARATE ACCOUNT TRUST
SMALL COMPANY
MedCath Corporation                       1   07/24/01  07/24/01       Deutsche Banc       862     $25.00  $21,550   0.00%  0.21%
                                                                        Alex Brown
NATIONS SEPARATE ACCOUNT TRUST
ASSET ALLOCATION
Verizon New England, 6.50%, 09/15/2011    1   08/15/01  08/15/01       Deutsche Banc     8,000      99.77   $7,982   0.00%  0.09%
                                                                        Alex Brown
Conagra Foods, 6.75%, 09/15/2011          1   09/05/01  09/05/01       Merrill Lynch     6,000      99.95   $5,997   0.01%  0.07%
Cinergy Corporation, 6.25%, 09/02/2004    1   09/06/01  09/06/01      Barclays Capital   6,000      99.99   $5,999   0.00%  0.07%

NATIONS SEPARATE ACCOUNT TRUST HIGH
YIELD BOND
Airgas, Inc. 9.125%, 10/01/2011           3   07/25/01  07/25/01       Goldman Sachs   100,000     100.00 $100,000   0.05%  0.76%

NATIONS SEPARTATE ACCOUNT TRUST
MARSICO INTERNATIONAL OPPORTUNTIES
Accenture, Ltd                            1   07/18/01  07/18/01       Goldman Sachs    14,910     $14.50 $216,195   0.01%  1.80%

NATIONS SEPARATE ACCOUNT TRUST
MARSICO 21ST CENTURY
Accenture, Ltd                            1   07/18/01  07/18/01       Goldman Sachs     2,440     $14.50  $35,380   0.00%  0.84%


NATIONS SEPARATE ACCOUNT TRUST
SMALL COMPANY
Fisher & Paykel Healthcare                1   11/13/01  11/13/01       Deutsche Banc       750     $18.00  $13,500   0.02%  0.13%
                                                                        Alex Brown
Clark/Bardes Consulting                   1   11/13/01  11/15/01      JP Morgan/Chase    3,361     $19.00  $63,859   0.09%  0.59%
Endocare                                  1   11/16/01  11/16/01        UBS Warburg      3,750     $17.00  $63,750   0.09%  0.59%
VCA Antech Inc.                           1   11/20/01  11/20/01       Credit Suisse     6,187     $10.00  $61,870   0.04%  0.56%
                                                                       First Boston

NATIONS SEPARATE ACCOUNT TRUST
ASSET ALLOCATION
GMAC 8%, 11/01/2031                       3   10/26/01  10/26/01      Morgan Stanley    16,000     $98.90  $15,824   0.00%  0.17%
                                                                       Dean Witter
GMAC, 6.875%, 09/15/2011                  1   10/26/01  10/26/01      JP Morgan Chase   12,000     $96.60  $11,592   0.01%  0.12%
Ford Motor Credit Corporation, 7.25%,
10/25/2020                                1   10/22/01  10/22/01       Credit Suisse    17,000     $99.62  $16,935   0.00%  0.18%
                                                                       First Boston
Verizon Pennsylvania, 5.65%, 11/15/2011   1   11/07/01  11/07/01       Merrill Lynch    10,000     $99.74   $9,974   0.00%  0.10%
Occidental Petroleum                      1   11/29/01  11/29/01      JP Morgan Chase    5,000     $99.88   $4,994   0.00%  0.05%
Cingular Wireless                         1   12/06/01  12/06/01      JP Morgan Chase    4,000     $99.59   $3,983   0.00%  0.04%

NATIONS SEPARATE ACCOUNT TRUST
MIDCAP GROWTH
Anthem, Inc                               1   10/29/01  10/29/01       Goldman Sachs        50     $36.00   $1,800   0.00%  0.09%

NATIONS SEPARATE ACCOUNT
TRUST VALUE
Principal Financial Group                 1   10/22/01  10/22/01       Goldman Sachs     1,550     $18.50  $28,675   0.03%  0.24%
Anthem, Inc.                              1   10/29/01  10/29/01       Goldman Sachs       319     $36.00  $11,484   0.02%  0.10%
Prudential Financial                      1   12/12/01  12/12/01        Lehman Bros.     1,635     $27.50  $44,963   0.04%  0.34%

NATIONS SEPARATE ACCOUNT TRUST
HIGH YIELD BOND
Belo Corporation                          1   10/29/01  10/29/01      JP Morgan Chase  220,000    $100.00 $220,000   0.06%  1.50%
Stone Energy Corporation                  3   12/05/01  12/05/01       Merrill Lynch    80,000    $100.00  $80,000   0.04%  0.49%
Olin Corporation                          1   12/06/01  12/06/01       Salomon Smith   165,000    $100.00 $165,000   0.08%  1.02%
                                                                          Barney
Unisys Corporation                        1   12/14/01  12/14/01       Salomon Smith    65,000     $97.98  $63,688   0.04%  0.38%
                                                                          Barney

NATIONS SEPARATE ACCOUNT TRUST
MARSICO FOCUSED EQUITIES
Weight Watchers                           1   11/14/01  11/14/01      CS First Boston    2,708     $24.00  $64,992   0.02%  0.06%

NATIONS SEPARATE ACCOUNT TRUST
MARSICO 21ST CENTURY
Weight Watchers                           1   11/14/01  11/14/01      CS First Boston    3,102     $24.00  $74,448   0.02%  1.75%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities,as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.